____________________________________________________
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
            ____________________________________________________

                                  FORM 8-K
                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

                             December 21, 2004
              Date of Report (Date of earliest event reported)
            ____________________________________________________


                           SaVi Media Group, Inc.
           (Exact name of registrant as specified in its charter)

                                   Nevada
       (State or other jurisdiction of incorporation or organization)

                                 91-1766174
                    (IRS Employer Identification Number)

     9852 West Katella Ave. #363 Anaheim, CA                       92804
(Address of principal executive offices)                         (ZIP Code)

                       Mario Procopio, Chairman & CEO
                           SaVi Media Group, Inc.
                        9852 West Katella Ave. #363
                             Anaheim, CA 92804
                  (Name and address of agent for service)

                               (714) 740-0601
        (Telephone number, including area code of agent for service)

       _____________________________________________________________


                                  Copy to:
                                James Reskin
                            Reskin & Associates
                         520 South Fourth Street,
                         Louisville, KY 40202-2577

For the purposes of Public and Investor Relations and / or Inquiries; Savi Media Group has put on display the most recent changes made to it's portfolio investments and it's completed 2005 Business Plan.


Item 1.   Change of Control of Registrant. None

Item 2.   Acquisition or Disposition of Assets
          On October 27, 2003, the Company Acquired DreamCity Entertainment from Michael Davis for $541,101. The purchase price was paid by issuing a total of 20,275,000 shares of the Company's common stock valued at $364,400 and two future cash payments of $100,000 each, during the second quarter of 2004 and 2005. These payments and debts have all been fully paid and or renegotiated so that all outstanding debts and monies owed to Dream City have been fully paid and satisfied. As of October 27, 2004, Michael Davis and his company, Dream City, has left Savi Media Group under mutually beneficial terms so as Michael can launch out his latest entertainment projects as an independent and therefore Dream City is no longer an asset of, nor is Michael Davis of Dream City associated any longer with Savi Media Group.

          On September 1, 2004, SaVi Media Group, Inc., acquired 100% (One-Hundred Percent) of the particular His Divine Vehicle, Inc., - Serge Monros Patents of the ECV-1, First generation, the ECV-2, Second generation, the Power-Valve-1, first Generation, and the Power-Valve-2, Second generation all valued at 250 Million dollars based on the recent valuation of 66 Million dollars for just one of the four patents, the ECV-1 valve. Savi Media Group acquired this from Serge Monros for One-hundred Million shares of common stock, 4 Million shares of Preferred stock, and a 50 Million-Dollar Note payable to, His Divine Vehicle, which is to be paid over the next three years. Inclusive in this acquisition shall be the design and utility patents pertaining including all real and/or intellectual properties of these valves.

          The Company believes that each of the above-described transactions is at least as favorable to the Company as those available on an arms-length basis. As with the above transactions, all future material transactions entered into between the Company and affiliated entities or parties will be on terms no less favorable to the Company than can be obtained from unaffiliated parties and will not be entered into or terminated except on the affirmative vote of a majority of the disinterested directors.

Item 3.   Bankruptcy or Receivership. None

Item 4.   Changes in Registrant's Certifying Accountant.  None

Item 5.   Other Events.  None

Item 6.   Resignation of Registrant's Directors.  None

Item 7.   Financial Statements and Exhibits.  None

Item 8.   Change in Fiscal Year.  None

Item 9.   Regulation FD Disclosure.  None


EXHIBITS.  99.1 Strategic Business Plan


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Anaheim, California, on the 1st day of December 2004.

                              SaVi Media Group, Inc.


                              By: /S/ Mario Procopio
                              -------------------------------------
                              Mario Procopio, Chief Executive Officer